Exhibit 23.03

RPS Energy

309 Reading Road, Henley-on-Thames, Oxfordshire, RG9 IEL United Kingdom

T #44 (0) 1491 415400	F #44 (0) 1491 415415	www.rpsgroup.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name RPS Energy and of references to RPS Energy and to the inclusion of and references to our report, or information contained therein, dated February __, 2009, prepared for FX Energy in the FX Energy, Inc. annual report on Form 10-K for the year ended 31st December 2008, and the incorporation by reference to the report prepared by RPS Energy into FX Energy, Inc.'s previously filed registration statements listed below:

Form	SEC File No.	Effective Date

S-3	333-80489	June 30, 1999
S-3	333-110345	November 18, 2003
S-3	333-155718	November 26, 2008*
S-8	333-112717	February 11, 2004
S-8	333-128299	September 14, 2005

_______________

*  This registration statement is not yet effective. This is the original filing date.

/s/ Michiel Stofferis

RPS Energy

Michiel Stofferis

Petroleum Engineering Manager

13 March 2009